EXHIBIT 99.2

Segment and Category Revenues

(Unaudited)

(In thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
Segment Revenues:
Network Solutions	$116,873	$95,789	$458,232	$540,396
Services & Support	23,215	31,047	71,045	126,504
Total	$140,088	$126,836	$529,277	$666,900

Category Revenues:
Access & Aggregation	$100,547	$79,202	$358,870	$473,943
Subscriber Solutions & Experience	31,247	32,773	134,460	138,456
Traditional & Other Products	8,294	14,861	35,947	54,501
Total	$140,088	$126,836	$529,277	$666,900

Sales by Geographic Region:
United States	$74,804	$94,326	$288,843	$508,178
International	65,284	32,510	240,434	158,722
Total	$140,088	$126,836	$529,277	$666,900